UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act 1934

Date of Report (Date of earliest event reported): October 26, 2015

General Steel Holdings, Inc.
(Exact name of registrant as specified in charter)

Nevada	001-33717	41-2079252
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Level 2, Building G, No. 2A Chen Jia Lin, Ba Li Zhuang, Chaoyang District, Beijing, China 100025
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code:		+ 86 (10) 85723073

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 26, 2015, the Company filed a Certificate of Change with the Secretary of State of Nevada with an effective date and time of October 29, 2015 at 7:00am EDT/4:00am PDT (the “Effective Time”), at which time a 1-for-5 reverse stock split of the Company’s authorized shares of Common Stock, par value $0.001 (the “Common Stock”), accompanied by a corresponding decrease in the Company’s issued and outstanding shares of Common Stock (the “Reverse Stock Split”), shall be effected.

Pursuant to Section 78.207 of the Nevada Revised Statutes, and pursuant to the Articles of Incorporation of the Company, on October 20, 2015 by unanimous written consent, the Board of Directors of the Company authorized the Reverse Stock Split. Pursuant to Section 78.209 of the Nevada Revised Statutes, our Board of Directors may take action to effect the Reverse Stock Split by filing a Certificate of Change with the Secretary of State of Nevada. Nevada law does not require the Company to obtain any vote or consent of our shareholders to consummate the Reverse Stock Split.

The Reverse Stock Split became effective for trading purposes at the market opening on October 29, 2015, at which time the Company’s Common Stock began trading on the NYSE on a split-adjusted basis under the symbol “GSI.” The new CUSIP number for the Company’s Common Stock post-Reverse Stock Split is 370853 202.

The Company will round up to the next full share of the Company’s Common Stock any fractional shares that result from the Reverse Stock Split.

Item 8.01 Other Events.

On October 29, 2015, the Company issued a press release announcing the Effective Date of the Reverse Stock Split. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

3.6	Certificate of Change

99.1	Press Release issued on October 29, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL STEEL HOLDINGS, INC.

By:  /s/ John Chen

Name: John Chen

Title: Chief Financial Officer

Dated: October 29, 2015

Exhibit Index

Exhibit No.	Description
3.6	Certificate of Change

99.1	Press Release issued on October 29, 2015